As  filed  with  the Securities and Exchange Commission on June 9,1997.
                                              Registration No. 333-27861




                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.   20549

                                 __________

                     Post-Effective Amendment No. 1 to
                                  FORM S-3
                           REGISTRATION STATEMENT
                                   under
                         THE SECURITIES ACT OF 1933
                                 __________

                         FIRST COMMERCE CORPORATION
            (Exact name of registrant as specified in its charter)

Louisiana                  201 St. Charles Avenue               72-0701203
(State or other          New Orleans, Louisiana 70170       (I.R.S. Employer
jurisdiciton of                (504) 623-1371              Identification No.)
incorporation or    (Address,iincluding zip code, and
organization)        telephone number, including area
                code, of registrant's principal executive offices)


                                __________

                              Michael A. Flick
                  Executive Vice President, Secretary and
                        Chief Administrative Officer
                         First Commerce Corporation
                           201 St. Charles Avenue
                        New Orleans, Louisiana 70170
                               (504) 623-1371
         (Name, address, including zip code, and telephone number,
                 including area code, of agent for service)

                                  Copy to:

                             Margaret F. Murphy
              Jones, Walker, Waechter, Poitevent, Carrere & Denegre, L.L.P.
                           201 St. Charles Avenue
                     New Orleans, Louisiana 70170-5100
                               (504) 582-8000

    Approximate  date  of commencement  of  proposed  sale  to  the public:

       As soon as practicable after this Registration Statement becomes effective.

      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. X

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.


                                  SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Orleans, State of Louisiana, on June 5, 1997.

                                          FIRST COMMERCE CORPORATION



                                          By:  /s/ Michael A. Flick
                                             --------------------------------
                                                     Michael A. Flick
                                                 Executive Vice President,
                                            Secretary and Chief Administrative
                                                        Officer


      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         Signature                        Title                       Date


           *             Director, President and Chief Executive  June 5, 1997
-----------------------   Officer (Principal Executive Officer)
       Ian Arnof


           *               Director and Chairman of the Board     June 5, 1997
-----------------------
   Hermann Moyse, Jr.

/s/ Michael A. Flick       Executive Vice President, Secretary    June 5, 1997
-----------------------     and Chief Administrative Officer
   Michael A. Flick           (Principal Financial Officer)

           *              Executive Vice President, Controller    June 5, 1997
-----------------------       Principal Accounting Officer
Thomas L. Callucutt, Jr.

           *                          Director                    June 5, 1997
------------------------
  James J. Bailey III


           *                          Director                    June 5, 1997
------------------------
    John W. Barton


           *                          Director                    June 5, 1997
------------------------
 Sydney J. Besthoff III


           *                          Director                    June 5, 1997
------------------------
    Robert H. Bolton


           *                          Director                    June 5, 1997
------------------------
   Robert C. Cudd III


           *                         Director                     June 5, 1997
------------------------
   Frances B. Davis


           *                         Director                     June 5, 1997
------------------------
  Laurance Eustis, Jr.


           *                         Director                     June 5, 1997
------------------------
   William P. Fuller


           *                         Director                     June 5, 1997
-------------------------
   Arthur Hollins III


           *                         Director                     June 5, 1997
-------------------------
   F. Ben James, Jr.


            *                        Director                     June 5, 1997
-------------------------
      Erik F. Johnsen


            *                        Director                     June 5, 1997
-------------------------
Joseph Merrick Jones, Jr.


                                     Director
-------------------------
Edwin Lupberger


             *                       Director                     June 5, 1997
-------------------------
  Mary Chavanne Martin


             *                       Director                     June 5, 1997
-------------------------
  Hugh G. McDonald, Jr.


             *                       Director                     June 5, 1997
-------------------------
     Saul A. Mintz


             *                       Director                     June 5, 1997
-------------------------
   O. Miles Pollard, Jr.



             *                       Director                     June 5, 1997
-------------------------
  G. Frank Purvis, Jr.


             *                       Director                     June 5, 1997
-------------------------
      Thomas H. Scott


                                     Director
-------------------------
     Edward M. Simmons


            *                        Director                     June 5, 1997
-------------------------
    H. Leighton Steward


            *                        Director                     June 5, 1997
-------------------------
      Robert A. Weigle



*By: /s/ Michael A. Flick
    --------------------------------
        Michael A. Flick
        Attorney-in-Fact